Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225380

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we and the selling stockholder are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 16, 2018

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 1, 2018)

4,520,156 Shares

Common Stock

This is a public offering of shares of common stock of Carbonite, Inc.

We are offering 4.0 million shares of our common stock. The selling stockholder identified in this prospectus supplement is offering an additional 520,156 shares of our common stock. David Friend, our co-founder and director, beneficially owns the shares of common stock owned by the selling stockholder. We will not receive any proceeds from the sale of our common stock by the selling stockholder.

Our common stock is currently listed on the Nasdaq Global Market under the symbol “CARB.” The last reported sale price of our common stock on July 13, 2018 was $38.45 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$
Proceeds to the selling stockholder, before expenses	$	$

(1) We refer you to “Underwriting (Conflicts of Interest)” beginning on page S-14 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option exercisable for a period of 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 678,023 additional shares from us at the public offering price less underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $            million and the total proceeds to us, before expenses, will be $            million. The selling stockholder will not receive any proceeds from the exercise of the underwriters’ option to purchase additional shares from us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about                     , 2018.

Barclays	Jefferies	RBC Capital Markets

Stifel

Prospectus Supplement dated                     , 2018.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we and the selling stockholder have authorized for use in connection with this offering. Neither we, nor the selling stockholder nor any of the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

S-i

Neither we, nor the selling stockholder, nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus supplement entitled “Incorporation of Certain Documents by Reference” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents dated prior to the date of this prospectus supplement and incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “Carbonite,” the “Company,” “we,” “us,” and “our” and similar terms refer to Carbonite, Inc. and its subsidiaries, unless the context indicates otherwise. References to our “common stock” refer to the common stock of Carbonite, Inc.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes. The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements, although not all forward-looking

S-ii

statements contain these identifying words. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to integrate recent acquisitions into our operations and achieve the expected benefits of such acquisitions, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018 and other risk factors detailed from time to time in filings with the SEC.

In addition, the factors described under the section captioned “Risk Factors” in this prospectus supplement, as may be updated from time to time by our future filings under the Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus supplement, may result in these differences. You should carefully review all of these factors. These forward-looking statements were based on information, plans and estimates at the date of this prospectus supplement or the other document containing the forward-looking statement, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement titled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Our Company

We are a Delaware corporation incorporated on February 10, 2005. We provide backup, disaster recovery, high availability and workload migration technology that we refer to as the Carbonite Data Protection Platform. The Carbonite Data Protection Platform supports businesses in locations around the world with secure global cloud infrastructure. We founded Carbonite on one simple idea: all computers need to be backed up, and in our always connected and highly mobile world, cloud backup is the ideal approach.

Our common stock is currently listed on the Nasdaq Global Market under the symbol “CARB.”

Recent Developments

Preliminary Estimates of Our Results of Operations for the Three Months Ended June 30, 2018

While our normal financial closing and financial statement preparation process is in its preliminary stages, we currently expect the following unaudited preliminary financial results for the second quarter ended June 30, 2018:

Preliminary Results (as of 7/16/2018)
GAAP Revenue	$77.3 - $78.0 million
Non-GAAP Revenue[1]	$79.3 - $80.0 million
GAAP Net Loss Per Share (Diluted)	$(0.23) - $(0.20)
Non-GAAP Net Income Per Share (Diluted)[2]	$0.41 - $0.44

1.	Non-GAAP revenue excludes the impact of purchase accounting adjustments for acquisitions. See below for a reconciliation of non-GAAP revenue to GAAP revenue.
2.	Non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments. See below for a reconciliation of non-GAAP net income per share to GAAP net loss per share.

Our expectations of second quarter results for non-GAAP revenue and non-GAAP net income per share are driven by strong sales of subscription-based offerings, better than expected results associated with the integration of Mozy, Inc. and a continued focus on cost management. We currently expect that our final second quarter results will be within the ranges described above. It is possible, however, that our final second quarter results will not be within the ranges we currently estimate. Our independent registered public accounting firm has not completed their review of our results for the second quarter ended June 30, 2018.

These estimated ranges and drivers of second quarter financial performance represent the most current information available to management and are not meant to be a comprehensive statement of our financial results for the quarter ended June 30, 2018. As such, the expectations above are subject to change.

Non-GAAP Financial Measures. The preliminary estimated results above contain non-GAAP financial measures, including non-GAAP revenue and non-GAAP net income per share. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and ordinary results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods and uses these measures in financial reports prepared for management and our board of directors. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management.

A reconciliation of the preliminary non-GAAP measures to GAAP is set forth below (unaudited and in millions, except share and per share amounts). The estimates below are subject to change.

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended June 30, 2018
	Low	High
GAAP revenue	$77.3	$78.0
Add:
Fair value adjustment of acquired deferred revenue	2.0	2.0

Non-GAAP revenue	$79.3	$80.0

Reconciliation of GAAP Diluted Net Loss per Share to Non-GAAP Diluted Net Income per Share

	Three Months Ended June 30, 2018
	Low	High
GAAP diluted net loss per share	$(0.23)	$(0.20)
Add:
Fair value adjustment of acquired deferred revenue	0.07	0.07
Amortization of intangibles	0.25	0.25
Stock-based compensation expense	0.15	0.15
Acquisition-related expense	0.07	0.07
Non-cash convertible debt interest expense	0.05	0.05
Income tax effect of non-GAAP adjustments	0.03	0.03
Effect of non-GAAP weighted-average shares outstanding	0.02	0.02

Non-GAAP diluted net income per share	$0.41	$0.44

GAAP weighted-average shares outstanding:
Diluted	28,628,173	28,628,173
Non-GAAP weighted-average shares outstanding:
Diluted	31,718,232	31,718,232

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus supplement summary and the section titled “Risk Factors” in the documents incorporated by reference in the prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and our Current Reports on Form 8-K.

Corporate Information

Our principal executive offices are located at Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111. Our telephone number is (617) 587-1100. Our website address is www.carbonite.com. We have included our website address as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement.

Additional information regarding us, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 36 and 37 of the accompanying prospectus and “Incorporation of Certain Documents by Reference” on page S-20 of this prospectus supplement.

THE OFFERING

Common stock offered by us	4.0 million shares (4,678,023 shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Common stock offered by the selling stockholder	520,156 shares.

Offering price	$ per share

Common stock outstanding after the offering	32,848,171 shares(1)

Use of Proceeds	We estimate that our net proceeds in this offering based on the assumed sale of 4.0 million shares of common stock by us will be approximately $146.6 million after deducting estimated underwriting discounts and commissions and estimated offering expenses to be paid by us, assuming an offering price of $38.45 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on July 13, 2018.

We intend to use the net proceeds of this offering (1) to repay approximately $80 million of the outstanding amount under our existing $130 million revolving credit facility dated as of March 19, 2018, by and among us, Silicon Valley Bank, Citizens Bank, N.A., HSBC Bank USA, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association (as amended from time to time, the “Credit Facility”) and (2) the remaining net proceeds from this offering for general corporate purposes, including potential acquisitions. We do not have any agreements or commitments for any acquisitions or investments at this time.

We will not receive any proceeds from the sale of common stock by the selling stockholder. See “Use of Proceeds.”

Conflicts of Interest	As a lender under the Credit Facility, an affiliate of Barclays Capital Inc., one of the underwriters for this offering, will receive more than 5% of the net proceeds of this offering. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Risk factors	An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-6 of this prospectus supplement.

Listing	Our common stock is listed on the Nasdaq Global Market under the symbol “CARB.”

(1)	Based on the number of shares outstanding as of July 11, 2018 and excludes, as of such date:

•

approximately 2,851,039 million shares reserved and available for future issuance under our 2011 Equity Award Plan, of which approximately 995,160 shares were subject to outstanding options with a weighted average exercise price of $12.24 per share and 1,855,879 shares were reserved for issuance upon vesting of non-vested restricted stock units and performance share awards;

•	484,185 shares reserved and available for future issuance pursuant to the 2017 Employee Stock Purchase Plan; and

•

approximately 5.6 million shares issuable upon conversion of our $143.8 million aggregate principal amount of convertible notes based on an initial conversion rate of 38.7034 shares of common stock per $1,000 principal amount of convertible notes (which is equivalent to an initial conversion price of approximately $25.84 per share of common stock).

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in its entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

Risks Relating to this Offering

We will have discretion as to the use a portion of the proceeds from this offering, and we may not use the proceeds effectively.

Although we intend to use a portion of the proceeds from this offering to be for general corporate purposes, our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds. Moreover, we may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See “Use of Proceeds” on page S-9.

You will experience immediate dilution.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution with respect to the common stock you purchase in this offering. Based on the public offering price of $             per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $            per share. See “Dilution” on page S-12.

Holders of our debt have liquidation and other rights that are senior to the rights of the holders of our common stock, and any future issuance of debt could adversely affect the market price of our common stock.

Holders of our debt have liquidation rights and other rights that are senior to our common stock. Upon any voluntary or involuntary liquidation, dissolution or winding up, payment will be made to holders of our debt before any payment is made to the holders of our common stock. This will reduce the amount of our assets, if any, available for distribution to holders of our common stock. Because our decision to issue debt is dependent on market conditions and other factors that may be beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Any such future issuance could reduce the market price of our common stock at which you purchased your shares, and you may not realize a return on your investment in our common stock.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not intend to do so for the foreseeable future. Our existing Credit Facility contains, and any future credit facilities and debt instruments may contain, contractual restrictions on our ability to pay dividends. We currently intend to invest our future earnings, if any, to fund our growth and continuing operations. Therefore, you are not likely to receive any dividends on your shares of common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in their value. Our common stock may not appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The market price of our common stock may be volatile, which could result in substantial losses for investors holding our shares.

The trading price of our common stock following this offering may fluctuate substantially. The price of our common stock in the market after this offering may be higher or lower than the price paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. Factors that could cause fluctuations in the trading price of our common stock include, but are not limited to:

•	price and volume fluctuations in the overall stock market from time to time;

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	actual or anticipated fluctuations in our key operating metrics, financial condition, and operating results;

•	loss of existing customers or inability to attract new customers;

•	actual or anticipated changes in our growth rate;

•	announcements of technological innovations or new offerings by us or our competitors;

•	our announcement of actual results for a fiscal period that are lower than projected or expected or our announcement of revenue or earnings guidance that is lower than expected;

•	changes in estimates of our financial results or recommendations by securities analysts;

•	failure of any of our solutions to achieve or maintain market acceptance;

•	changes in market valuations of similar companies;

•	success of competitive solutions or services;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	announcements by us or our competitors of significant solutions or services, contracts, acquisitions, or strategic alliances;

•	regulatory developments in the U.S. or foreign countries;

•	actual or threatened litigation involving us or our industry;

•	cybersecurity breaches;

•	additions or departures of key personnel;

•	general perception of the future of the cloud backup market or our solutions;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	sales of our shares of common stock by our existing stockholders;

•	changes in general economic, industry, and market conditions; and

•	major changes in our board of directors or management or departures of key personnel.

These factors may adversely affect the trading price of our common stock, regardless of our actual operating performance and could prevent you from selling your common stock at or above the offering price. In addition, the stock markets may experience extreme price and volume fluctuations that may be unrelated or disproportionate to a company’s operating performance.

Our actual results for the second quarter of 2018 may vary from our preliminary estimated results included under “Prospectus Supplement Summary – Recent Developments” and the variances may be material.

This prospectus supplement contains certain unaudited preliminary financial results for GAAP revenue, non-GAAP revenue, GAAP net loss per share and non-GAAP net income per share for our quarter ended June 30, 2018.

Such results are preliminary and estimated and are not necessarily indicative of results that may be expected for the entire 2018 fiscal year, and we therefore caution you not to place undue reliance on them. See “Forward-Looking Information” for a discussion of factors that may cause our actual results to vary from our estimates.

We may fail to meet publicly announced financial guidance or other expectations about our business, which could cause our stock to decline in value.

From time to time, we provide preliminary financial results or forward-looking financial guidance, to our investors. Such statements are based on our current views, expectations and assumptions and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by such statements. Such risks and uncertainties include, among others: changes to the assumptions used to forecast or calculate such guidance, the risk that our business does not perform as expected, changes in the markets for our products and services and risks related to competitive factors. Such risks are summarized in the other risks factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the assumed sale of the 4.0 million shares of common stock that we are offering will be approximately $146.6 million or approximately $171.5 million if the underwriters exercise in full their option to purchase up to 678,023 additional shares of common stock, based on the assumed public offering price of $38.45 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on July 13, 2018 and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The selling stockholder will not receive any proceeds from the exercise of the underwriters’ option to purchase additional shares from us.

We intend to use the net proceeds of this offering (1) to repay approximately $80 million of the outstanding amount under our existing Credit Facility and (2) the remaining net proceeds from this offering for general corporate purposes, including potential acquisitions. We do not have any agreements or commitments for any acquisitions or investments at this time. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

As of July 12, 2018, we had $80 million of borrowings outstanding under the Credit Facility. The Credit Facility matures on the earlier of March 20, 2023 or 91 days prior to the maturity of our outstanding convertible notes to the extent the same have not been repurchased, redeemed or otherwise refinanced as permitted under the Credit Facility. Borrowings bear interest at a variable rate equal to LIBOR plus an applicable margin. Following the repayment of our Credit Facility with the net proceeds from this offering, we will have no amounts outstanding under the Credit Facility assuming no additional borrowings thereon.

We will not receive any proceeds from the sale of common stock by the selling stockholder.

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2018:

•	on an actual basis; and

•

on an as-adjusted basis to give effect to the assumed sale of 4.0 million shares by us in this offering at the assumed public offering price of $38.45 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on July 13, 2018, including the use of proceeds therefrom (assuming the underwriters in this offering do not exercise their option to purchase additional shares of common stock from us), after deducting underwriting discounts and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which is incorporated by reference herein.

	As of March 31, 2018 (unaudited) (in thousands, except share data)
	Actual	As Adjusted
Cash and cash equivalents	$71,009	$137,657

Debt:
Convertible Notes due 2022	$113,398	$113,398
Revolving Credit Facility	$90,000	$10,000 (2)

Total debt:	$203,398	$123,398
Stockholders’ equity:
Preferred stock, $0.01 par value; 6,000,000 shares authorized; no shares issued	$—	$—
Common stock, $0.01 par value; 45,000,000 shares authorized; 30,539,620 shares issued and 28,569,689 shares outstanding at March 31, 2018, actual; 34,539,620 shares issued and 32,569,689 shares outstanding at March 31, 2018, as adjusted(1)	$305	$345
Additional paid-in capital	$237,883	$384,491
Treasury stock, at cost (1,969,931 shares as of March 31, 2018)	$(27,166)	$(27,166)
Accumulated other comprehensive income	$(58)	$(58)
Accumulated deficit	$(143,520)	$(143,520)

Total stockholders’ equity	$67,444	$214,092

Total capitalization	$270,842	$337,490

(1)	The shares outstanding excludes, as of March 31, 2018:

•

approximately 2,981,977 million shares reserved and available for future issuance under our 2011 Equity Award Plan, of which approximately 1,015,650 shares were subject to outstanding options with a weighted average exercise price of $12.21 per share and 1,966,327 shares were reserved for issuance upon vesting of non-vested restricted stock units, and performance share awards;

•	540,819 shares reserved and available for future issuance pursuant to the 2017 Employee Stock Purchase Plan; and

•

approximately 5.6 million shares issuable upon conversion of our $143.8 million aggregate principal amount of convertible notes based on an initial conversion rate of 38.7034 shares of common stock per $1,000 principal amount of convertible notes (which is equivalent to an initial conversion price of approximately $25.84 per share of common stock).

(2)	During the three months ended June 30, 2018, we repaid $10.0 million of borrowings under the Credit Facility. Following the repayment of our Credit Facility with the net proceeds from this offering, we will have no amounts outstanding under the Credit Facility assuming no additional borrowings thereon.

DILUTION

Our net tangible book value as of March 31, 2018 was approximately ($228.4 million), or ($8.00) per share. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the result by the number of shares of our common stock outstanding as of March 31, 2018. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of             shares of our common stock in this offering at the public offering price of $             per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2018 would have been approximately $            million, or $            per share. This represents an immediate increase in net tangible book value of $            per share to existing stockholders and immediate dilution in net tangible book value of $            per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of March 31, 2018		$(8.00)
Increase per share attributable to this offering	$

As adjusted net tangible book value per share as of March 31, 2018 after this offering			$

Dilution per share to new investors purchasing our common stock in this offering			$

If the underwriters exercise in full their option to purchase up to              additional shares of common stock from us, the as adjusted net tangible book value after this offering would be $            per share, representing an increase in net tangible book value of $ per share to existing stockholders and immediate dilution of $             per share to new investors purchasing our common stock in this offering.

We will not receive any proceeds from the sale of common stock by the selling stockholder. Accordingly, there will be no dilutive impact as a result of such sale by the selling stockholders.

The table and figures above are based on the 28,569,689 shares of our common stock outstanding as of March 31, 2018 and exclude:

•

approximately 2,981,977 million shares reserved and available for future issuance under our 2011 Equity Award Plan, of which approximately 1,015,650 shares were subject to outstanding options with a weighted average exercise price of $12.21 per share and 1,966,327 shares were reserved for issuance upon vesting of non-vested restricted stock units, and performance share awards;

•	540,819 shares reserved and available for future issuance pursuant to the 2017 Employee Stock Purchase Plan; and

•

approximately 5.6 million shares issuable upon conversion of our $143.8 million aggregate principal amount of convertible notes based on an initial conversion rate of 38.7034 shares of common stock per $1,000 principal amount of convertible notes (which is equivalent to an initial conversion price of approximately $25.84 per share of common stock).

SELLING STOCKHOLDER

We present the information below based on 28,848,171 shares of our common stock outstanding on July 11, 2018.

We have presented the beneficial ownership of our common stock by the selling stockholder in accordance with SEC rules. David Friend is the settlor and trustee of the David Friend 2009 Revocable Trust and beneficially owns such shares of common stock owned by the selling stockholder. David Friend has been a member of our board of directors since he co-founded the Company in February 2005. Under SEC rules, beneficial ownership includes common stock over which a stockholder has sole or shared voting or investment power as of July 11, 2018.

We present beneficial ownership prior to this offering and after the sale of shares of common stock in this offering. The selling stockholder has informed us that it is not a broker-dealer or an affiliate of a broker-dealer. The address for the selling stockholder is 40 Commonwealth Ave. Apt E, Boston, MA 02116. The information provided below was provided to us by the selling stockholder. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering(1)		Number of Shares Offered	Shares Beneficially Owned After Offering(1)
	Number	Percentage		Number	Percentage
David Friend 2009 Revocable Trust	1,026,982	3.6%	520,156	506,826	1.5%

(1)	The number of securities beneficially owned excludes the following shares that are, or may be deemed to be, owned by David Friend and the selling stockholder disclaims beneficial ownership over such shares:

•	47,769 shares of common stock owned by David Friend directly.

•	87,500 shares of common stock that could be purchased pursuant to the exercise of all of David Friend’s stock options that are vested or vest within 60 days of July 11, 2018.

•

37,631 shares of common stock owned by the Margaret Shepherd Revocable Trust. David Friend’s spouse is trustee of the trust and Mr. Friend disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

•

224,463 shares of common stock owned by the Friend-Shepherd Family 2009 Irrevocable Trust II, of which Mr. Friend’s children are beneficiaries. Susan Pravda and Jeffry Flowers are trustees. David Friend disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc., Jefferies LLC and RBC Capital Markets, LLC are acting as representatives of the underwriters and book-running managers of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us and the selling stockholder the respective number of common stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.
Jefferies LLC
RBC Capital Markets, LLC
Stifel, Nicolaus & Company, Incorporated

Total	4,520,156

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•

the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholder to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we and the selling stockholder deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we and the selling stockholder will pay to the underwriters. With respect to us, these amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us and the selling stockholder for the shares.

Us
	No Exercise	Full Exercise	Selling Stockholder
Per Share	$	$	$
Total	$	$	$

The representatives have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $            per share. If all the shares are not sold at the initial offering price following the initial offering, the representatives may change the offering price and other selling terms.

The expenses of the offering that are payable by us and the selling stockholder are estimated to be approximately $                 (excluding underwriting discounts and commissions). We have agreed to reimburse the underwriters for their expenses relating to clearance of this offering with FINRA, which we estimate will not exceed $20,000.

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of shares from us at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

We, all of our directors and executive officers and the selling stockholder have agreed that, for a period of 90 days after the date of this prospectus supplement subject to certain limited exceptions as described below, we and they will not directly or indirectly, without the prior written consent of Barclays Capital Inc., (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock (other than the stock and shares issued pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans existing on the date of this prospectus supplement), or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date of this prospectus supplement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing.

The restrictions above do not apply to, among other things: (i) the exercise of options or warrants or the vesting of restricted stock units or other similar awards granted pursuant to our equity plans existing on the date of this prospectus supplement, (ii) transactions pursuant to existing Rule 10b5-1 plans of our directors and executive officers, including to satisfy tax or governmental withholding obligations and (iii) the establishment of new Rule 10b5-1 plans provided that no transfers are effectuated under such plans during the lock-up period, except for the sale of up to 51,042 shares of common stock by certain of our executive officers under such plans. If a filing under Section 16 of the Exchange Act is required by such sale or disposition, it shall be disclosed in such filing that such sale or disposition was made pursuant to a Rule 10b5-1 trading plan.

Barclays Capital Inc, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the Nasdaq

Our common stock is currently listed on the Nasdaq Global Market under the symbol “CARB.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Conflicts of Interest

An affiliate of Barclays Capital Inc., one of the underwriters of this offering is a lender under the Credit Facility, a portion of which is being repaid with part of the proceeds from this offering. As a result of the relationships described in this section and our intended use of the net proceeds of the sale of any shares issued by us, as described under “Use of Proceeds,” Barclays Capital Inc., together with its affiliates, may receive more than 5% of the net proceeds of the sale of any shares issued by us to the underwriters. Accordingly, Barclays Capital Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being conducted in accordance with the applicable provisions of FINRA Rule 5121.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates.    If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

Selling Restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any common stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are qualified investors as defined under the Prospectus Directive;

•

by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common stock shall result in a requirement for us, the selling stockholder or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common stock under, the offers contemplated here in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter, the selling stockholder and us that:

•	it is a qualified investor as defined under the Prospectus Directive; and

•

in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the common stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the representatives of the underwriters has been given to the offer or resale or (ii) where common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Notice to Residents of Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Foley & Lardner LLP, Boston, Massachusetts, will issue an opinion with respect to the validity of the issuance of the securities being offered hereby. Goodwin Procter LLP, Boston, Massachusetts, is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Carbonite Inc. and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The abbreviated financial statements of Mozy, Inc. and its subsidiaries, a subsidiary of Dell Technologies, Inc., appearing in the current report on Form 8-K/A of Carbonite, Inc. dated June 4, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statements). Such abbreviated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Carbonite, Inc. as of December 31, 2016, and for each of the two years in the period then ended appearing in Carbonite, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35264) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until all of the shares of common stock covered by this prospectus supplement are sold:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 12, 2018, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2018 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 10, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 19, 2018 (as amended on June 4, 2018) and May 8, 2018; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 1, 2011, including any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Carbonite, Inc.

Two Avenue de Lafayette

Boston, Massachusetts 02111

Attn: Danielle Sheer, General Counsel

Telephone: (617) 587-1100

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time offer and sell, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of common stock, preferred stock, debt securities, and warrants, either separately or in units.

We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “CARB.” On May 30, 2018 , the last reported sale price of the shares of our common stock on the Nasdaq Global Market was $39.15 per share.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

The date of this prospectus is June 1, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities registered in one or more offerings. We have provided to you in this prospectus a general description of the securities that we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any “free writing prospectus” that we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any “free writing prospectus” that we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

SUMMARY

Carbonite, Inc.

Carbonite, Inc. is a Delaware corporation incorporated on February 10, 2005. We provide backup, disaster recovery, high availability and workload migration technology (the “Carbonite Data Protection Platform”). The Carbonite Data Protection Platform supports businesses in locations around the world with secure global cloud infrastructure. We founded Carbonite on one simple idea: all computers need to be backed up, and in our always connected and highly mobile world, cloud backup is the ideal approach.

Corporate Information

Our principal executive offices are located at Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111. Our telephone number is (617) 587-1100. Our website address is www.carbonite.com. We have included our website address as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Carbonite,” “the Company”, “we,” “us” and “our” and similar references refer to Carbonite, Inc. CARBONITE, the Carbonite logo and other trademarks of Carbonite appearing in this prospectus or any applicable prospectus supplement are the property of Carbonite. Solely for convenience, our trademarks and trade names referred to in this prospectus or any applicable prospectus supplement are without the ® or tm symbol, as applicable, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. Trade names and trademarks of other companies appearing in this prospectus or any applicable prospectus supplement are the property of the respective holders.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus and any prospectus supplement, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein, before you make an investment decision pursuant to this prospectus and any accompanying prospectus supplement. These risks include the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 on file with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included and incorporated by reference in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See “Risk Factors” for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and in the documents incorporated by reference. Unless specifically indicated, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may make. Except as required by law, we do not assume any obligation to update any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities from offerings under this prospectus for general corporate purposes, which may include the development of our products and services; our repurchase of outstanding stock of the Company; the acquisition of products, technologies, or businesses; working capital; and capital expenditures. We may set forth additional information on the use of proceeds from the sale of securities that we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, which may include money market accounts and government and government agency securities. All investments, if any, will be made in accordance with the Company’s investment policy as approved by our board of directors.

SECURITIES WE MAY OFFER

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. Any prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with any additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation, which is an exhibit to our Quarterly Report on Form 10-Q filed on November 10, 2011, and bylaws, which is an exhibit to Amendment No. 2 to our Registration Statement on Form S-1 filed on July 13, 2011. The terms of our common stock may also be affected by Delaware law.

Under our certificate of incorporation, we are authorized to issue 45,000,000 shares of common stock, par value $0.01 per share, of which 30,655,448 shares of common stock were issued and 28,678,891 shares of common stock were outstanding as of May 30, 2018 .

Dividend rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

The Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “CARB.” As of May 30, 2018 , the closing price per share of our common stock on the Nasdaq Global Market was $39.15 .

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock, together with any additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our preferred stock that we offer under this prospectus. For the complete terms of our preferred stock, please refer to our certificate of incorporation, which is an exhibit to our Quarterly Report on Form 10-Q filed on November 10, 2011, and bylaws, which is an exhibit to Amendment No. 2 to our Registration Statement on Form S-1 filed on July 13, 2011, as well as any certificate of designation or amendment to our certificate of incorporation that will specify the terms of the preferred stock being offered, and which will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The terms of our preferred stock may also be affected by Delaware law.

Under our certificate of incorporation, we are authorized to issue 6,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of June 1, 2018 . Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof.

Terms of Preferred Stock to Be Offered

Unless provided in the applicable prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights. The applicable prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement:

•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	any dividend rights;

•	any dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	any right to convert the preferred stock into a different type of security;

•	any voting rights attributable to the preferred stock;

•	any rights and preferences upon our liquidation, dissolution or winding up of our affairs;

•	any terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	a discussion of federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•	any limitations on issuance of any series of preferred stock ranking senior to or on parity with the series of preferred stock being offered as to distribution rights and rights upon liquidation, dissolution, or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable prospectus supplement, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution, or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive distributions when, as, and if declared by our board of directors, out of legally available funds and to share pro rata based on the number of shares of preferred stock, common stock, and other parity equity securities outstanding. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to the applicable series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

We may not declare, pay, or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock. Similarly, we may not declare, pay, or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution, or winding up of our affairs, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution, or winding up, the holders of each series of our preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution, or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our other classes or series of equity securities ranking on parity with the preferred stock in the distribution of assets upon liquidation, dissolution, or winding up, then the holders of our preferred stock and all other such classes or series of equity securities will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred stock upon liquidation, dissolution, or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable prospectus supplement. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable prospectus supplement, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times, and at the redemption prices set forth in any such prospectus supplement. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price. No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Registrar and Transfer Agent

The registrar and transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination, or proxy contest, assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities.

DESCRIPTION OF DEBT SECURITIES

The following description of our debt, together with any additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our debt securities that we offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may issue “senior,” “senior subordinated,” or “subordinated,” debt securities. “Senior securities” will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. “Senior subordinated securities” will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness. “Subordinated securities” will be subordinated in right of payment to senior subordinated securities.

We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and we may supplement the indenture from time to time. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. We have filed a form of indenture between us as the issuer, and a U.S. banking institution to be named as trustee in a prospectus supplement and/or other offering material as the indenture trustee, as an exhibit to this registration statement, of which this prospectus forms a part. The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any other of our senior securities. The following statements relating to the debt securities and the indenture are summaries only, are subject to change, and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture, and the discussion contained in any prospectus supplements.

General

The debt securities will be our direct obligations. We may issue debt securities from time to time and in one or more series as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series. We may issue debt securities with terms different from those of debt securities that we previously issued.

We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the initial offering price and the following terms of the debt securities:

•	the title of the debt securities;

•	the series designation and whether they are senior securities, senior subordinated securities, or subordinated securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place where principal, interest, and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange, or conversion;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, preferred stock, or any other security or property;

•	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;

•	any subordination provisions or limitations relating to the debt securities;

•	any sinking fund requirements;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	the designation of the currency, currencies, or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

•	if payments of principal of, and interest and any additional amounts on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and interest and any additional amounts on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index, or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment, or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner, and place for them to be authenticated and delivered;

•	any securities exchange on which we will list the debt securities;

•	any restrictions on transfer, sale, or other assignment;

•	any provisions relating to any security provided for the debt securities;

•	any provisions relating to any guarantee of the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or other securities or property. The terms, if any, on which the debt securities may be exchanged for or converted into shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting, and other considerations applicable to original issue discount securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and interest and any additional amounts on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer, and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or the applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee, and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee, and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

For additional discussion of book entry and certificated securities, see the section entitled “Legal Ownership of Securities” included in this prospectus. We have obtained the foregoing information in this section and the section entitled “Legal Ownership of Securities” section concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming, or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation, and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer, or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into, or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following applies:

•	either (a) the Company is the surviving entity or (b) the successor person is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

This covenant would not apply to any recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation, or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt.

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

•	a default in the payment of any interest upon any debt security of that series when it becomes due and payable and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent before the expiration of the 30-day period);

•	default in the payment of principal of, and any other amounts due on, any debt security of that series when due and payable either at maturity, redemption, or otherwise;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series) or in the debt security, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	we, pursuant to or within the meaning of any applicable bankruptcy law, commence a voluntary case, consent to the entry of an order for relief against us in an involuntary case, consent to the appointment of a custodian for all or substantially all of our property, make a general assignment for the benefit of our creditors, or admit in writing our inability generally to pay our debts as they become due; or, similarly, a court enters an order or decree under any applicable bankruptcy law that provides for relief against us in an involuntary case, appoints a custodian for all or substantially all of our properties, or orders our liquidation (and the order remains in effect for 60 days); and

•	any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may, however, refuse to follow any discretion that conflicts with the indenture or any law or which may be unduly prejudicial to the holders of the debt securities of the applicable series not joining in the discretion.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture, or, in the event of noncompliance, specify the noncompliance and the nature and status of the noncompliance.

Modification of Indenture and Waiver

Except as specified below, modifications and amendments to the indenture require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval

We and the trustee may not make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

•	reduce the principal of or any additional amounts on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, and interest or any additional amounts on, any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration;

•	make the principal of, or interest or any additional amounts on, any debt security payable in currency other than that stated in the debt security;

•	change the place of payment on a debt security;

•	change the currency or currencies of payment of the principal of, and any premium, make-whole payment, interest, or additional amounts on, any debt security;

•	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture, or to waive certain defaults;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•	make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security;

•	waive a redemption payment with respect to any debt security; or

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and interest and any additional amount on, those debt securities, the right of holders to institute suit for the enforcement of any payment, or the right of holders to waive past defaults.

Changes Not Requiring Approval of Debt Holders

We and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change, or eliminate any provisions of the indenture, provided that any addition, change, or elimination (a) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any debt security with respect to such provision, or (b) shall become effective only when there are no outstanding debt securities;

•	to establish additional series of debt securities;

•	to secure previously unsecured debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock, or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•	to cure any ambiguity, defect, or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

•	to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

A vote by holders of debt securities will not be required for clarifications and certain other changes that would not adversely affect holders of the debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost, or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants

Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement.

The conditions include, among others, the following:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by us or one or more of our subsidiaries. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of the following:

•	the indebtedness ranking senior to the debt securities being offered; or

•	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	any restrictions on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock, or other securities or property of our company will be described in the applicable prospectus supplement. These terms will include the following:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder, or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock, or other securities or property of our company to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations, or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased as follows: (1) if the securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the debt securities of that series are listed, or (2) if the debt securities of that series are not listed on a national securities exchange, on a pro rata basis, by lot, or by such other method as the trustee deems fair and appropriate.

Except as otherwise provided as to any particular series of debt securities, at least 30 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed. From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock (which we refer to as common stock warrants), preferred stock (which we refer to as preferred stock warrants), or debt securities (which we refer to as debt security warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number, and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the minimum amount of the warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the U.S. federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, common stock warrants, preferred stock warrants, or debt security warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any common stock warrants, preferred stock warrants, or debt security warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock, or debt securities, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of common stock, preferred stock, or debt securities at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock or preferred stock, or debt securities. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant, or debt security warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase, or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants, and debt security warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock, or debt securities, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant, and debt security warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants, preferred stock warrants, and debt security warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common stock, or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock, preferred stock, or debt securities are entitled to receive stock, securities, or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants, and debt security warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

See also the section entitled “Description of Debt Securities - Form, Transfer, and Exchange” for additional discussion of book entry and certificated form of ownership as such forms of ownership impact the rights and obligations of purchasers of debt securities to be issued under this prospectus.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry securities represented by the global security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters, or agents participating in the distribution of the book-entry securities. Ownership of book-entry securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer, or pledge beneficial interests in book-entry securities.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he, she, or it maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name, or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to determine the following:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee, or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank, or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

We may at any time and in our sole discretion determine not to have any of the book-entry securities of any series represented by one or more global securities and, in that event, we will issue certificated securities in exchange for the global securities of that series.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his, her, or its name, and cannot obtain non-global certificates for his, her, or its interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his, her, or its own bank or broker for payments on the securities and protection of his, her, or its legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his, her, or its interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices, and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable, or no longer qualified under the Exchange Act to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular types and series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

CERTAIN PROVISIONS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION, AND BYLAWS

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors, chairperson of the board, chief executive officer, or president may call a special meeting of stockholders.

Our certificate of incorporation and bylaws require a 75% stockholder vote for the rescission, alteration, amendment, or repeal of the bylaws by stockholders, and provide that stockholders may only remove a director for cause with a 75% stockholder vote. Our certificate of incorporation and bylaws also provide that vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of our board of directors. Our bylaws establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. The combination of the classification of our board of directors, the lack of cumulative voting or the ability of stockholders to take action by written consent, the 75% stockholder voting requirements, the limitations on removing directors without cause, the ability of the board to fill vacancies, and the advance notice provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Acceleration of equity upon change in control

Generally, under our 2005 Stock Incentive Plan and 2011 Equity Award Plan, in the event of certain mergers, a reorganization or consolidation of our company with or into another corporation, or the sale of all or substantially all of our assets or all of our capital stock wherein the successor corporation does not assume outstanding equity or issue equivalent equity, our board of directors may accelerate vesting of outstanding equity under such plans.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation, or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Limitations of Liability and Indemnification

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we are also empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements provide for the indemnification of such directors, officers, and employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism, or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, employee, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that the provisions of our certificate of incorporation and bylaws described above and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PLAN OF DISTRIBUTION

We or a selling stockholder may sell the securities under this prospectus in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to one or more purchasers; or

•	through a combination of these methods of sale.

The securities that we or a selling stockholder distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	a combination of these pricing methods.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents, underwriters, or dealers;

•	the purchase price of our securities being offered and the proceeds from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us or a selling stockholder;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Unless otherwise indicated in the applicable prospectus supplement, if we or a selling stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us, a selling stockholder, or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•	Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; and

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may directly solicit offers to purchase offered securities and sell offered securities directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Foley & Lardner LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Carbonite Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Carbonite, Inc. as of December 31, 2016, and for each of the two years in the period then ended appearing in Carbonite, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.carbonite.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35264) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 12, 2018, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2018 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 10, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 19, 2018 and May 8, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 1, 2011, including any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Carbonite, Inc.

Two Avenue de Lafayette

Boston, Massachusetts 02111

Attn: Danielle Sheer, General Counsel

Telephone: (617) 587-1100

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, any accompanying prospectus supplement or any “free writing prospectus” that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

4,520,156 Shares

Common Stock

Prospectus Supplement

                    , 2018

Barclays

Jefferies

RBC Capital Markets

Stifel